<Letterhead/Seal of Trident Technologies Corporation appears here>



                            MEMORANDUM

TO:    Trident Technologies Board of Directors

FROM:  Patricia Wilson

DATE:  July 31, 1996

RE:    Meeting regarding TPI and Exclusive Sub-License granted to Trident

__________________________________________________________________________

     I attended a lunch meeting today which included: Thomas E. Murphy, James Hamill, Arlan K. Andrews, Sr., Ken Wilson and myself. During this meeting an issue was raised by me regarding the problem of the sub-license being an exclusive sub-license to Trident. This problem as I explained had been brought to my attention by our Auditor. I was assured that the sub-license was an exclusive license issued to Trident Technologies Corporation but that in the event the sub-license does not read exclusively then TPI will amend the sub-license to include this exclusivity.

AGREED TO FORM AND CONTENT.


/s/ Patricia Wilson                         /s/Ken Wilson
------------------------                   ---------------------
  Patricia Wilson                               Ken Wilson

/s/ Thomas E. Murphy                       /s/ James Hamil
----------------------                     ----------------------
Thomas E. Murphy                               James Hamil


/s/ Arlan K Andrews
------------------------
Arlan K. Andrews






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